N E W S R E L E A S E

CONTACT: Paul Seavey	FOR IMMEDIATE RELEASE
(800) 247-5279	October 21, 2019

ELS REPORTS THIRD QUARTER RESULTS
Strong Performance Drives 2019 Guidance Increase and
Preliminary 2020 Guidance Growth Rates
CHICAGO, IL – October 21, 2019 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (referred to herein as “we,” “us,” and “our”) today announced results for the quarter and nine months ended September 30, 2019. All Common Stock and OP units as well as per share results reflect the two-for-one stock split that was completed on October 15, 2019. Additionally, all per share results are reported on a fully diluted basis unless otherwise noted.
Financial Results for the Quarter and Nine Months Ended September 30, 2019
For the quarter ended September 30, 2019, total revenues increased $14.5 million, or 5.6 percent, to $271.2 million compared to $256.7 million for the same period in 2018. For the quarter ended September 30, 2019, net income available for Common Stockholders increased $8.4 million, or $0.04 per Common Share, to $64.5 million, or $0.35 per Common Share, compared to $56.1 million, or $0.31 per Common Share, for the same period in 2018.
For the nine months ended September 30, 2019, total revenues increased $35.4 million, or 4.8 percent, to $778.6 million compared to $743.2 million for the same period in 2018. For the nine months ended September 30, 2019, net income available for Common Stockholders increased $61.8 million, or $0.33 per Common Share, to $224.2 million, or $1.24 per Common Share, compared to $162.4 million, or $0.91 per Common Share, for the same period in 2018.
Non-GAAP Financial Measures and Portfolio Performance
For the quarter ended September 30, 2019, Funds from Operations (“FFO”) available for Common Stock and OP Unit holders increased $10.9 million, or $0.05 per Common Share, to $108.6 million, or $0.56 per Common Share, compared to $97.7 million, or $0.51 per Common Share, for the same period in 2018. For the nine months ended September 30, 2019, FFO available for Common Stock and OP Unit holders increased $24.9 million, or $0.12 per Common Share, to $306.4 million, or $1.60 per Common Share, compared to $281.5 million, or $1.48 per Common Share, for the same period in 2018.
For the quarter ended September 30, 2019, Normalized Funds from Operations (“Normalized FFO”) available for Common Stock and OP Unit holders increased $8.8 million, or $0.04 per Common Share, to $102.7 million, or $0.53 per Common Share, compared to $93.9 million, or $0.49 per Common Share, for the same period in 2018. For the nine months ended September 30, 2019, Normalized FFO available for Common Stock and OP Unit holders increased $26.7 million, or $0.13 per Common Share, to $302.3 million, or $1.58 per Common Share, compared to $275.6 million, or $1.45 per Common Share, for the same period in 2018.
For the quarter ended September 30, 2019, property operating revenues, excluding deferrals, increased $14.6 million to $256.2 million compared to $241.6 million for the same period in 2018. For the nine months ended September 30, 2019, property operating revenues, excluding deferrals, increased $43.9 million to $747.8 million compared to $703.9 million for the same period in 2018. For the quarter ended September 30, 2019, income from property operations, excluding deferrals and property management, increased $6.9 million to $145.3 million compared to $138.4 million

i

for the same period in 2018. For the nine months ended September 30, 2019, income from property operations, excluding deferrals and property management, increased $25.5 million to $434.4 million compared to $408.9 million for the same period in 2018.
For the quarter ended September 30, 2019, Core property operating revenues, excluding deferrals, increased approximately 4.8 percent and Core income from property operations, excluding deferrals and property management, increased approximately 5.1 percent compared to the same period in 2018. For the nine months ended September 30, 2019, Core property operating revenues, excluding deferrals, increased approximately 4.6 percent and Core income from property operations, excluding deferrals and property management, increased approximately 5.1 percent compared to the same period in 2018.
Investment Activity
On September 10, 2019, we completed the acquisition of the remaining interest in the Loggerhead joint venture that owns 11 marinas for a purchase price of approximately $49.0 million. As part of the acquisition, we also funded the joint venture's repayment of its non-transferable debt of approximately $72.0 million. The transaction was funded with proceeds from our unsecured line of credit. Following the consummation of the transaction, we own 100% of the marinas.
About Equity LifeStyle Properties
We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago. As of October 21, 2019, we own or have an interest in 413 quality properties in 33 states and British Columbia consisting of 156,081 sites.
For additional information, please contact our Investor Relations Department at (800) 247-5279 or at investor_relations@equitylifestyle.com.
Conference Call
A live webcast of our conference call discussing these results will take place tomorrow, Tuesday, October 22, 2019, at 10:00 a.m. Central Time. Please visit the Investor Relations section at www.equitylifestyleproperties.com for the link. A replay of the webcast will be available for two weeks at this site.
Reporting Calendar
Quarterly financial results and related earnings conference calls for the next three quarters are expected to occur as follows:

	Release Date	Earnings Call
Fourth Quarter 2019	Monday, January 27, 2020	Tuesday, January 28, 2020 10:00 a.m. CT
First Quarter 2020	Monday, April 20, 2020	Tuesday, April 21, 2020 10:00 a.m. CT
Second Quarter 2020	Monday, July 20, 2020	Tuesday, July 21, 2020 10:00 a.m. CT
Forward-Looking Statements
In addition to historical information, this press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as "anticipate," "expect," "believe," "project," "intend," "may be" and "will be" and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•
our ability to control costs and real estate market conditions, our ability to retain customers, the actual use of sites by customers and our success in acquiring new customers at our properties (including those that we may acquire);

•	our ability to maintain historical or increase future rental rates and occupancy with respect to properties currently owned or that we may acquire;

ii

•	our ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	our assumptions about rental and home sales markets;

•	our assumptions and guidance concerning 2019 and 2020, including estimated net income, FFO and Normalized FFO;

•	our ability to manage counterparty risk;

•	our ability to renew our insurance policies at existing rates and on consistent terms;

•
in the age-qualified properties, home sales results could be impacted by the ability of potential home buyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•
results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single-family housing and not manufactured housing;

•	effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions;

•	the completion of future transactions in their entirety, if any, and timing and effective integration with respect thereto;

•	unanticipated costs or unforeseen liabilities associated with recent acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the effect from any breach of our, or any of our vendors', data management systems;

•	the dilutive effects of issuing additional securities;

•	the outcome of pending or future lawsuits or actions brought against us, including those disclosed in our filings with the Securities and Exchange Commission; and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.

For further information on these and other factors that could impact us and the statements contained herein, refer to our filings with the Securities and Exchange Commission, including the “Risk Factors” section in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q.
These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

iii

Investor Information

Equity Research Coverage (1)
Bank of America Merrill Lynch Global Research	BMO Capital Markets	Citi Research
Jeffrey Spector/ Joshua Dennerlein	John Kim	Michael Bilerman/ Nick Joseph
646-855-1363	212-885-4115	212-816-1383
jeff.spector@baml.com	johnp.kim@bmo.com	michael.bilerman@citi.com
joshua.dennerlein@baml.com		nicholas.joseph@citi.com

Evercore ISI	Green Street Advisors	Robert W. Baird & Company
Steve Sakwa/ Samir Khanal	John Pawlowski	Drew T. Babin
212-466-5600	949-640-8780	215-553-7816
steve.sakwa@evercoreisi.com	jpawlowski@greenst.com	dbabin@rwbaird.com
samir.khanal@evercoreisi.com

Wells Fargo Securities
Todd Stender
562-637-1371
todd.stender@wellsfargo.com

______________________

1.
Any opinions, estimates or forecasts regarding our performance made by these analysts or agencies do not represent our opinions, forecasts or predictions. We do not by reference to these firms imply our endorsement of or concurrence with such information, conclusions or recommendations.

3Q 2019 Supplemental information	1	Equity LifeStyle Properties, Inc.

Financial Highlights

(In millions, except Common Stock and OP Units outstanding and per share data (adjusted for stock split), unaudited)

	As of and for the Three Months Ended
	Sept 30, 2019	June 30, 2019	March 31, 2019	Dec 31, 2018	Sept 30, 2018
Operating Information
Total revenues	$271.2	$248.4	$259.1	$243.5	$256.7
Net income	$68.2	$49.1	$120.5	$53.4	$59.7
Net income available for Common Stockholders	$64.5	$46.4	$113.3	$50.2	$56.1
Adjusted EBITDAre (1)	$127.0	$117.7	$133.3	$117.9	$119.5
FFO available for Common Stock and OP Unit holders (1)(2)	$108.6	$89.8	$108.0	$90.4	$97.7
Normalized FFO available for Common Stock and OP Unit holders (1)(2)	$102.7	$91.9	$107.7	$92.3	$93.9
Funds available for distribution ("FAD") available for Common Stock and OP Unit holders (1)(2)	$88.4	$79.1	$97.6	$80.4	$82.1

Common Stock and OP Units Outstanding (In thousands) and Per Share Data
Common Stock and OP Units, end of the period	192,574	192,562	191,470	191,334	190,986
Weighted average Common Stock and OP Units outstanding - Fully Diluted	192,400	191,860	191,248	191,154	190,526
Net income per Common Share - Fully Diluted (3)	$0.35	$0.26	$0.63	$0.28	$0.31
FFO per Common Share and OP Unit - Fully Diluted	$0.56	$0.47	$0.56	$0.47	$0.51
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.53	$0.48	$0.56	$0.48	$0.49
Dividends per Common Share	$0.3063	$0.3063	$0.3063	$0.2750	$0.2750

Balance Sheet
Total assets	$4,136	$4,014	$4,009	$3,926	$3,855
Total liabilities	$2,816	$2,707	$2,752	$2,732	$2,665

Market Capitalization
Total debt (4)	$2,406	$2,300	$2,372	$2,386	$2,318
Total market capitalization (5)	$15,270	$13,983	$13,315	$11,678	$11,528

Ratios
Total debt / total market capitalization	15.8%	16.4%	17.8%	20.4%	20.1%
Total debt / Adjusted EBITDAre (6)	4.9	4.7	4.9	5.1	5.1
Interest coverage (7)	4.8	4.7	4.6	4.5	4.4
Fixed charges + preferred distributions coverage (8)	4.7	4.6	4.5	4.5	4.4

______________________

1.
See Non-GAAP Financial Measures Definitions and Other Terms at the end of the supplemental information for definitions of Adjusted EBITDAre, FFO, Normalized FFO and FAD and a reconciliation of Consolidated net income to Adjusted EBITDAre.

2.
See page 7 for a reconciliation of Net income available for Common Stockholders to Non-GAAP financial measures FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD available for Common Stock and OP Unit holders.

3.	Net income per Common Share - Fully Diluted is calculated before Income allocated to non-controlling interest - Common OP Units.

4.	Excludes deferred financing costs of approximately $24.6 million as of September 30, 2019.

5.	See page 18 for market capitalization as of September 30, 2019.

6.	Calculated using trailing twelve months Adjusted EBITDAre.

7.	Calculated by dividing trailing twelve months Adjusted EBITDAre by the interest expense incurred during the same period.

8.
See Non-GAAP Financial Measures Definitions and Other Terms at the end of the supplemental information for a definition of fixed charges. This ratio is calculated by dividing trailing twelve months Adjusted EBITDAre by the sum of fixed charges and preferred stock dividends during the same period.

3Q 2019 Supplemental information	2	Equity LifeStyle Properties, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data (adjusted for stock split))

	September 30, 2019	December 31, 2018
	(unaudited)
Assets
Investment in real estate:
Land	$1,516,956	$1,408,832
Land improvements	3,290,312	3,143,745
Buildings and other depreciable property	870,511	720,900
	5,677,779	5,273,477
Accumulated depreciation	(1,739,285)	(1,631,888)
Net investment in real estate	3,938,494	3,641,589
Cash and restricted cash	42,386	68,974
Notes receivable, net	37,228	35,041
Investment in unconsolidated joint ventures	20,339	57,755
Deferred commission expense	40,953	40,308
Other assets, net	56,551	46,227
Assets held for sale, net	—	35,914
Total Assets	$4,135,951	$3,925,808

Liabilities and Equity
Liabilities:
Mortgage notes payable, net	$2,062,736	$2,149,726
Term loan, net	198,868	198,626
Unsecured line of credit	120,000	—
Accounts payable and other liabilities	143,102	102,854
Deferred revenue – upfront payments from right-to-use contracts (membership upgrade sales)	124,577	116,363
Deferred revenue – right-to-use annual payments (membership subscriptions)	11,395	10,055
Accrued interest payable	8,410	8,759
Rents and other customer payments received in advance and security deposits	88,094	81,114
Distributions payable	58,976	52,617
Liabilities related to assets held for sale	—	12,350
Total Liabilities	2,816,158	2,732,464
Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized as of September 30, 2019 and December 31, 2018; none issued and outstanding.	—	—
Common stock, $0.01 par value, 400,000,000 and 200,000,000 shares authorized as of September 30, 2019 and December 31, 2018, respectively; 182,080,186 and 179,842,036 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively.	1,802	1,792
Paid-in capital	1,399,961	1,328,495
Distributions in excess of accumulated earnings	(153,505)	(211,034)
Accumulated other comprehensive income (loss)	(499)	2,299
Total Stockholders’ Equity	1,247,759	1,121,552
Non-controlling interests – Common OP Units	72,034	71,792
Total Equity	1,319,793	1,193,344
Total Liabilities and Equity	$4,135,951	$3,925,808

3Q 2019 Supplemental information	3	Equity LifeStyle Properties, Inc.

Consolidated Income Statements

(In thousands, unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Rental income	$225,116	$211,102	$660,689	$617,250
Right-to-use annual payments (membership subscriptions)	13,150	12,206	38,052	35,616
Right-to-use contracts current period, gross (membership upgrade sales)	5,730	4,863	14,609	11,969
Right-to-use contract upfront payments, deferred, net	(3,530)	(2,883)	(8,213)	(6,189)
Other income	11,263	13,419	31,898	38,991
Gross revenues from home sales	8,438	9,339	22,738	26,753
Brokered resale and ancillary services revenues, net	2,133	1,362	4,564	3,380
Interest income	1,831	1,846	5,385	5,658
Income from other investments, net	7,029	5,421	8,894	9,774
Total revenues	271,160	256,675	778,616	743,202

Expenses:
Property operating and maintenance	90,765	86,349	253,581	244,401
Real estate taxes	15,166	13,240	45,596	40,815
Sales and marketing, gross	4,063	3,568	11,686	9,685
Right-to-use contract commissions, deferred, net	(313)	(458)	(893)	(744)
Property management	14,605	13,589	42,675	40,742
Depreciation and amortization	37,032	34,980	112,785	101,699
Cost of home sales	8,434	9,742	23,230	27,948
Home selling expenses	1,033	1,101	3,218	3,149
General and administrative	8,710	8,816	27,844	26,523
Other expenses	1,460	386	2,427	1,096
Early debt retirement	—	—	1,491	—
Interest and related amortization	25,547	26,490	77,964	78,478
Total expenses	206,502	197,803	601,604	573,792
Gain on sale of real estate, net	—	—	52,507	—
Income before equity in income of unconsolidated joint ventures	64,658	58,872	229,519	169,410
Equity in income of unconsolidated joint ventures	3,518	788	8,277	3,596
Consolidated net income	68,176	59,660	237,796	173,006

Income allocated to non-controlling interests – Common OP Units	(3,715)	(3,590)	(13,617)	(10,569)
Redeemable perpetual preferred stock dividends	—	—	(8)	(8)
Net income available for Common Stockholders	$64,461	$56,070	$224,171	$162,429

3Q 2019 Supplemental information	4	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures

This document contains certain non-GAAP measures used by management that we believe are helpful in understanding our business. We believe investors should review these non-GAAP measures along with GAAP net income and cash flows from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. Our definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These non-GAAP financial and operating measures do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flows from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions. For definitions and reconciliations of non-GAAP measures to our financial statements as prepared under GAAP, please refer to both Reconciliation of Net Income to Non-GAAP Financial Measures on page 7 and Non-GAAP Financial Measures Definitions and Reconciliations on pages 20 - 22.

3Q 2019 Supplemental information	5	Equity LifeStyle Properties, Inc.

Selected Non-GAAP Financial Measures

(In millions, except per share data (adjusted for stock split), unaudited)

Quarter Ended
September 30, 2019
Income from property operations, excluding deferrals and property management - 2019 Core (1)	$140.5
Income from property operations, excluding deferrals and property management - Non-Core (1)	4.8
Property management and general and administrative	(23.3)
Other income and expenses	6.2
Interest and related amortization	(25.5)
Normalized FFO available for Common Stock and OP Unit holders (2)	102.7
Insurance proceeds due to catastrophic weather event (3)	5.9
FFO available for Common Stock and OP Unit holders (2)	$108.6

Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.53
FFO per Common Share and OP Unit - Fully Diluted	$0.56

Normalized FFO available for Common Stock and OP Unit holders (2)	$102.7
Non-revenue producing improvements to real estate (2)	(14.3)
FAD available for Common Stock and OP Unit holders (2)	$88.4

Weighted average Common Stock and OP Units - Fully Diluted	192.4

__________________________

1.
See page 9 for details of the Core Income from Property Operations, excluding deferrals and property management. See page 10 for details of the Non-Core Income from Property Operations, excluding deferrals and property management.

2.
See page 7 for a reconciliation of Net income available for Common Stockholders to FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD available for Common Stock and OP Unit holders.

3.	Represents insurance recovery revenue from reimbursement for capital expenditures related to Hurricane Irma.

3Q 2019 Supplemental information	6	Equity LifeStyle Properties, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(In thousands, except per share data (adjusted for stock split), unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income available for Common Stockholders	$64,461	$56,070	$224,171	$162,429
Income allocated to non-controlling interests – Common OP Units	3,715	3,590	13,617	10,569
Right-to-use contract upfront payments, deferred, net	3,530	2,883	8,213	6,189
Right-to-use contract commissions, deferred, net	(313)	(458)	(893)	(744)
Depreciation and amortization	37,032	34,980	112,785	101,699
Depreciation on unconsolidated joint ventures	174	651	1,047	1,390
Gain on sale of real estate, net	—	—	(52,507)	—
FFO available for Common Stock and OP Unit holders	108,599	97,716	306,433	281,532
Early debt retirement	—	—	2,085	—
Insurance proceeds due to catastrophic weather event and other, net (1)	(5,856)	(3,833)	(6,205)	(5,925)
Normalized FFO available for Common Stock and OP Unit holders	102,743	93,883	302,313	275,607
Non-revenue producing improvements to real estate	(14,357)	(11,790)	(37,270)	(32,965)
FAD available for Common Stock and OP Unit holders	$88,386	$82,093	$265,043	$242,642

Net income available per Common Share - Basic	$0.35	$0.31	$1.24	$0.91
Net income available per Common Share - Fully Diluted (2)	$0.35	$0.31	$1.24	$0.91

FFO per Common Share and OP Unit - Basic	$0.57	$0.51	$1.60	$1.49
FFO per Common Share and OP Unit - Fully Diluted	$0.56	$0.51	$1.60	$1.48

Normalized FFO per Common Share and OP Unit - Basic	$0.53	$0.49	$1.58	$1.46
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.53	$0.49	$1.58	$1.45

Average Common Stock - Basic	181,649	178,400	180,515	177,520
Average Common Stock and OP Units - Basic	192,145	189,942	191,599	189,138
Average Common Stock and OP Units - Fully Diluted	192,400	190,526	191,840	189,654

______________________

1.	Represents insurance recovery revenue from reimbursement for capital expenditures related to Hurricane Irma.

2.	Net income per fully diluted Common Share is calculated before Income allocated to non-controlling interest - Common OP Units.

3Q 2019 Supplemental information	7	Equity LifeStyle Properties, Inc.

Consolidated Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Community base rental income (2)	$137.6	$130.7	$409.1	$386.1
Rental home income	3.8	3.5	11.0	10.6
Resort and marina base rental income (3)	71.7	64.4	204.8	183.8
Right-to-use annual payments (membership subscriptions)	13.1	12.2	38.0	35.6
Right-to-use contracts current period, gross (membership upgrade sales)	5.7	4.9	14.6	12.0
Utility and other income (4)	24.3	25.9	70.3	75.8
Property operating revenues	256.2	241.6	747.8	703.9

Property operating, maintenance and real estate taxes (5)	105.3	97.7	297.7	280.3
Rental home operating and maintenance	1.6	1.9	4.1	5.0
Sales and marketing, gross	4.0	3.6	11.6	9.7
Property operating expenses	110.9	103.2	313.4	295.0
Income from property operations, excluding deferrals and property management (1)	$145.3	$138.4	$434.4	$408.9

Manufactured home site figures and occupancy averages:
Total sites	72,008	72,221	72,121	71,782
Occupied sites	68,352	68,330	68,419	67,857
Occupancy %	94.9%	94.6%	94.9%	94.5%
Monthly base rent per site	$671	$638	$664	$632

Resort and marina base rental income:
Annual	$42.6	$37.4	$122.4	$109.2
Seasonal	5.4	4.9	32.2	29.0
Transient	23.7	22.1	50.2	45.6
Total resort and marina base rental income	$71.7	$64.4	$204.8	$183.8

____________________

1.	Excludes property management and the GAAP deferral of right-to-use contract upfront payments and related commissions, net.

2.	See the manufactured home site figures and occupancy averages included below within this table.

3.	See resort and marina base rental income detail included below within this table.

4.
Includes Hurricane Irma insurance recovery revenues of $0.2 million and $0.8 million, which we have identified as business interruption related to Non-Core properties for the quarter and nine months ended September 30, 2019, respectively, and Hurricane Irma insurance recovery revenues of $1.3 million and $6.5 million, of which we have identified $1.2 million and $3.7 million as business interruption related to Non-Core properties, for the quarter and nine months ended September 30, 2018, respectively.

5.	Property operating, maintenance and real estate taxes includes bad debt expense for the quarters and nine months ended September 30, 2019 and 2018.
Property operating, maintenance and real estate taxes includes debris removal and cleanup costs related to Hurricane Irma of $0.1 million and $2.6 million for the quarter and nine months ended September 30, 2018, respectively.

3Q 2019 Supplemental information	8	Equity LifeStyle Properties, Inc.

Core Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended September 30,			Nine Months Ended September 30,
	2019	2018	Change (2)	2019	2018	Change (2)
Community base rental income (3)	$133.8	$126.9	5.4%	$397.2	$377.6	5.2%
Rental home income	3.8	3.2	18.4%	10.9	9.7	12.4%
Resort base rental income (4)	65.5	62.6	4.5%	187.6	179.9	4.3%
Right-to-use annual payments (membership subscriptions)	13.1	12.2	7.7%	38.0	35.6	6.8%
Right-to-use contracts current period, gross (membership upgrade sales)	5.7	4.9	17.8%	14.6	12.0	22.0%
Utility and other income (5)	23.4	24.3	(3.7)%	67.8	70.2	(3.5)%
Property operating revenues	245.3	234.1	4.8%	716.1	685.0	4.6%

Property operating, maintenance and real estate taxes (6)	99.2	95.1	4.3%	282.7	273.1	3.5%
Rental home operating and maintenance	1.6	1.8	(10.8)%	4.1	4.7	(12.9)%
Sales and marketing, gross	4.0	3.6	13.8%	11.6	9.7	20.7%
Property operating expenses	104.8	100.5	4.4%	298.4	287.5	3.8%
Income from property operations, excluding deferrals and property management (1)	$140.5	$133.6	5.1%	$417.7	$397.5	5.1%

Occupied sites (7)	66,573	66,161

Core manufactured home site figures and occupancy averages:
Total sites	69,693	69,568		69,634	69,546
Occupied sites	66,482	66,061		66,394	65,996
Occupancy %	95.4%	95.0%		95.3%	94.9%
Monthly base rent per site	$671	$640		$665	$636

Resort base rental income:
Annual	$39.0	$36.7	6.2%	$114.6	$108.0	6.1%
Seasonal	4.6	4.4	3.9%	28.9	28.1	3.2%
Transient	21.9	21.5	1.8%	44.1	43.8	0.5%
Total resort base rental income	$65.5	$62.6	4.5%	$187.6	$179.9	4.3%

______________________

1.	Excludes property management and the GAAP deferral of right-to-use contract upfront payments and related commissions, net.

2.	Calculations prepared using actual results without rounding.

3.	See Core manufactured home site figures and occupancy averages included below within this table.

4.	See Core resort base rental income detail included below within this table.

5.	Includes Hurricane Irma insurance recovery revenues of $2.4 million for the nine months ended September 30, 2018.

6.
Property operating, maintenance and real estate taxes includes bad debt expense for the quarters and nine months ended September 30, 2019 and 2018. Property operating, maintenance and real estate taxes includes debris removal and cleanup costs related to Hurricane Irma of $2.2 million for the nine months ended September 30, 2018.

7.	Occupied sites are presented as of the end of the period. Occupied sites have increased by 262 from 66,311 at December 31, 2018.

3Q 2019 Supplemental information	9	Equity LifeStyle Properties, Inc.

Non-Core Income from Property Operations (1)

(In millions, unaudited)

	Quarter Ended	Nine Months Ended
	September 30, 2019	September 30, 2019
Community base rental income	$3.8	$11.9
Rental home income	—	0.1
Resort and marina base rental income	6.2	17.2
Utility and other income (2)	0.9	2.5
Property operating revenues	10.9	31.7

Property operating expenses (3)	6.1	15.0
Income from property operations, excluding deferrals and property management (1)	$4.8	$16.7

______________________

1.	Excludes property management and the GAAP deferral of right-to-use contract upfront payments and related commissions, net.

2.
Utility and other income includes Hurricane Irma insurance recovery revenues of $0.2 million and $0.8 million, which we have identified as business interruption for the quarter and nine months ended September 30, 2019, respectively.

3.	Property operating expenses include bad debt expense for the quarter and nine months ended September 30, 2019.

3Q 2019 Supplemental information	10	Equity LifeStyle Properties, Inc.

Income from Rental Home Operations

(In millions, except occupied rentals, unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Manufactured homes:
Rental operations revenues (1)	$11.6	$10.8	$34.2	$33.0
Rental operations expense	1.6	1.8	4.1	4.7
Income from rental operations	10.0	9.0	30.1	28.3
Depreciation on rental homes (2)	2.7	2.3	7.6	6.9
Income from rental operations, net of depreciation	$7.3	$6.7	$22.5	$21.4

Occupied rentals: (3)
New	3,073	2,622
Used	913	1,323
Total occupied rental sites	3,986	3,945

	As of September 30, 2019		As of September 30, 2018
Cost basis in rental homes: (4)	Gross	Net of Depreciation	Gross	Net of Depreciation
New	$216.2	$182.4	$147.0	$125.5
Used	23.4	10.4	32.1	16.3
Total rental homes	$239.6	$192.8	$179.1	$141.8

______________________

1.
For both quarters ended September 30, 2019 and 2018, approximately $7.8 million and $7.6 million, respectively, of the rental operations revenue is included in the Community base rental income in the Core Income from Property Operations on page 9. For the nine months ended September 30, 2019 and 2018, approximately $23.4 million and $23.3 million, respectively, of the rental operations revenue is included in the Community base rental income in the Core Income from Property Operations on page 9.The remainder of the rental operations revenue is included in Rental home income for the quarters and nine months ended September 30, 2019 and 2018 in the Core Income from Property Operations on page 9.

2.	Depreciation on rental homes in our Core portfolio is included in Depreciation and amortization in the Consolidated Income Statements on page 4.

3.
Occupied rentals as of the end of the period in our Core portfolio. Included in the quarters ended September 30, 2019 and 2018 were 294 and 265 homes rented through our ECHO joint venture, respectively. For the quarters ended September 30, 2019 and 2018, the rental home investment associated with our ECHO joint venture totaled approximately $10.7 million and $9.4 million, respectively.

4.
Includes both occupied and unoccupied rental homes in our Core portfolio. New home cost basis does not include the costs associated with our ECHO joint venture. At September 30, 2019 and 2018, our investment in the ECHO joint venture was approximately $16.7 million and $16.1 million, respectively.

3Q 2019 Supplemental information	11	Equity LifeStyle Properties, Inc.

Total Sites and Home Sales

(In thousands, except sites and home sale volumes, unaudited)

Summary of Total Sites as of September 30, 2019
Sites
Community sites	72,100
Resort sites:
Annuals	30,400
Seasonal	11,300
Transient	12,100
Marina slips	2,300
Right-to-use Membership (1)	24,300
Joint Ventures (2)	3,600
Total	156,100

Home Sales - Select Data
	Quarters Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Total New Home Sales Volume (3)	128	141	336	417
New Home Sales Volume - ECHO joint venture	19	31	50	74
New Home Sales Gross Revenues (3)	$6,864	$7,048	$17,492	$20,643

Total Used Home Sales Volume	198	304	627	842
Used Home Sales Gross Revenues	$1,574	$2,291	$5,246	$6,110

Brokered Home Resales Volume	270	231	675	677
Brokered Home Resale Revenues, net	$420	$358	$1,077	$1,009

______________________

1.	Sites primarily utilized by approximately 117,600 members. Includes approximately 5,900 sites rented on an annual basis.

2.	Joint ventures have approximately 2,700 annual Sites, 400 seasonal Sites and 500 transient Sites.

3.	Total new home sales volume includes home sales from our ECHO joint venture. New home sales gross revenues does not include the revenues associated with our ECHO joint venture.

3Q 2019 Supplemental information	12	Equity LifeStyle Properties, Inc.

2019 Guidance - Selected Financial Data (1)

Our guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2019 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort and marina sites; (iii) scheduled or implemented rate increases on community, resort and marina sites; (iv) scheduled or implemented rate increases in annual payments under right-to-use contracts; (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts; (vii) our ability to integrate and operate recent acquisitions in accordance with our estimates; (viii) completion of pending transactions in their entirety and on assumed schedule; (ix) ongoing legal matters and related fees; and (x) costs to restore property operations and potential revenue losses following storms or other unplanned events.

(In millions, except per share data (adjusted for stock split), unaudited)

	Quarter Ending	Year Ending
	December 31, 2019	December 31, 2019
Income from property operations, excluding deferrals and property management - Core (2)	$139.4	$557.2
Income from property operations - Non-Core (3)	6.3	23.0
Property management and general and administrative	(22.6)	(93.1)
Other income and expenses	1.6	17.9
Interest and related amortization	(26.1)	(104.1)
Normalized FFO available for Common Stock and OP Unit holders	98.6	400.9
Early debt retirement	—	(2.1)
Insurance proceeds due to catastrophic weather event (4)	—	6.2
FFO available for Common Stock and OP Unit holders	98.6	405.0
Depreciation and amortization	(38.3)	(152.0)
Deferral of right-to-use contract sales revenue and commission, net	(1.6)	(9.0)
Gain on sale of real estate, net	—	52.5
Income allocated to non-controlling interest-Common OP Units	(3.2)	(16.7)
Net income available for Common Stockholders	$55.5	$279.8

Net income per Common Share - Fully Diluted (5)	$0.29 - $0.33	$1.52 - $1.56
FFO per Common Share and OP Unit - Fully Diluted	$0.49 - $0.53	$2.09 - $2.13
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.49 - $0.53	$2.07 - $2.11

Weighted average Common Stock outstanding - Fully Diluted	192.4	192.0

______________________

1.
Each line item represents the mid-point of a range of possible outcomes and reflects management’s estimate of the most likely outcome. Actual Normalized FFO available for Common Stock and OP Unit holders, Normalized FFO per Common Share and OP Unit, FFO available for Common Stock and OP Unit holders, FFO per Common Share and OP Unit, Net income available for Common Stockholders and Net income per Common Share could vary materially from amounts presented above if any of our assumptions is incorrect.

2.
See page 14 for 2019 Core Guidance Assumptions. Amount represents 2018 Income from property operations, excluding deferrals and property management, from the 2019 Core properties of $133.4 million multiplied by an estimated growth rate of 4.6% and $530.9 million multiplied by an estimated growth rate of 4.9% for the quarter and year ending December 31, 2019, respectively.

3.	See page 14 for the 2019 Assumptions regarding the Non-Core Properties.

4.	Includes insurance recovery revenue from reimbursement for capital expenditures related to Hurricane Irma.

5.	Net income per Common Share - Fully Diluted is calculated before Income allocated to non-controlling interest - Common OP Units.

3Q 2019 Supplemental information	13	Equity LifeStyle Properties, Inc.

2019 Core Guidance Assumptions (1)
(In millions, unaudited)

	Quarter Ended	Fourth Quarter 2019	Year Ended	2019
	December 31, 2018	Growth Factors (2)	December 31, 2018	Growth Factors (2)
Community base rental income	$127.7	5.3%	$505.3	5.2%
Rental home income	3.4	16.7%	13.1	13.5%
Resort base rental income (3)	53.4	4.9%	233.4	4.4%
Right-to-use annual payments (membership subscriptions)	12.2	6.4%	47.8	6.7%
Right-to-use contracts current period, gross (membership upgrade sales)	3.2	6.3%	15.2	18.7%
Utility and other income	23.4	(10.0)%	93.5	(5.1)%
Property operating revenues	223.3	3.9%	908.3	4.4%

Property operating, maintenance, and real estate taxes	85.2	3.3%	358.4	3.5%
Rental home operating and maintenance	1.8	(20.0)%	6.5	(14.9)%
Sales and marketing, gross	2.9	4.2%	12.5	16.9%
Property operating expenses	89.9	2.8%	377.4	3.6%
Income from property operations, excluding deferrals and property management	$133.4	4.6%	$530.9	4.9%

Resort base rental income:
Annual	$37.6	5.5%	$145.7	6.0%
Seasonal	8.2	4.1%	36.3	3.4%
Transient	7.6	3.0%	51.4	0.8%
Total resort base rental income	$53.4	4.9%	$233.4	4.4%

2019 Non-Core Guidance Assumptions (1)
(In millions, unaudited)

	Quarter Ending	Year Ending
	December 31, 2019	December 31, 2019
Community base rental income	$3.8	$15.7
Rental home income	—	0.1
Resort and marina base rental income	8.5	25.7
Utility and other income	1.2	3.7
Property operating revenues	13.5	45.2

Property operating, maintenance, and real estate taxes	7.2	22.2
Property operating expenses	7.2	22.2
Income from property operations, excluding deferrals and property management	$6.3	$23.0

___________________

1.
Each line item represents the mid-point of a range of possible outcomes and reflects management’s best estimate of the most likely outcome. Actual income from property operations could vary materially from amounts presented above if any of our assumptions is incorrect.

2.
Management’s estimate of the growth of property operations in the 2019 Core Properties compared to actual 2018 performance. Represents the mid-point of a range of possible outcomes. Calculations prepared using actual results without rounding. Actual growth for Core properties could vary materially from amounts presented above if any of our assumptions is incorrect.

3.	See resort base rental income detail included below within this table.

3Q 2019 Supplemental information	14	Equity LifeStyle Properties, Inc.

Preliminary 2020 Guidance - Selected Financial Data (1)

Our guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2020 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort and marina sites; (iii) scheduled or implemented rate increases on community, resort and marina sites; (iv) scheduled or implemented rate increases in annual payments under right-to-use contracts; (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts; (vii) our ability to integrate and operate recent acquisitions in accordance with our estimates; (viii) completion of pending transactions in their entirety and on assumed schedule; and (ix) ongoing legal matters and related fees; and (x) costs to restore property operations following storms or other unplanned events.

(In millions, except per share data, unaudited)

Year Ending
December 31, 2020
Income from property operations, excluding deferrals and property management - 2020 Core (2)	$605.8
Income from property operations - Non-Core (3)	10.8
Property management and general and administrative	(95.5)
Other income and expenses	11.6
Interest and related amortization	(106.3)
Normalized FFO and FFO available for Common Stock and OP Unit holders	426.4
Depreciation on real estate and other	(137.6)
Depreciation on rental homes	(11.1)
Deferral of right-to-use contract sales revenue and commission, net	(9.5)
Income allocated to non-controlling interest-Common OP Units	(14.6)
Net income available for Common Stockholders	$253.6

Net income per Common Share - Fully Diluted (4)	$1.36 - $1.42
FFO per Common Share and OP Unit - Fully Diluted	$2.19 - $2.25
Normalized FFO per Common Share and OP Unit - Fully Diluted	$2.19 - $2.25

Weighted average Common Stock outstanding - Fully Diluted	192.5

______________________

1.
Each line item represents the mid-point of a range of possible outcomes and reflects management’s estimate of the most likely outcome. Actual Normalized FFO available for Common Stock and OP Unit holders, Normalized FFO per Common Share and OP Unit, FFO available for Common Stock and OP Unit holders, FFO per Common Share and OP Unit, Net income available for Common Stockholders and Net income per Common Share could vary materially from amounts presented above if any of our assumptions is incorrect.

2.
See page 16 for Preliminary 2020 Core Guidance Assumptions. Amount represents estimated 2019 Income from property operations, excluding deferrals and property management, from the 2020 Core properties of $575.0 million multiplied by an estimated growth rate of 5.3% for the year ending December 31, 2020.

3.	See page 16 for Preliminary 2020 Non-Core Guidance Assumptions.

4.	Net income per fully diluted Common Share is calculated before Income allocated to Common OP Units.

3Q 2019 Supplemental information	15	Equity LifeStyle Properties, Inc.

Preliminary 2020 Core Guidance Assumptions (1)
(In millions, unaudited)

	Year Ending	2020
	December 31, 2019	Growth Factors (2)
Community base rental income	$544.4	4.4%
Rental home income	14.9	2.5%
Resort base rental income (3)	258.9	5.2%
Right-to-use annual payments (membership subscriptions)	51.0	4.2%
Right-to-use contracts current period, gross (membership upgrade sales)	18.0	10.5%
Utility and other income	91.1	2.7%
Property operating revenues	978.3	4.6%

Property operating, maintenance, and real estate taxes	383.1	3.1%
Rental home operating and maintenance	5.5	2.9%
Sales and marketing, gross	14.7	7.5%
Property operating expenses	403.3	3.3%
Income from property operations, excluding deferrals and property management	$575.0	5.3%

Resort base rental income:
Annual	$160.8	5.4%
Seasonal	41.0	4.6%
Transient	57.1	4.8%
Total resort base rental income	$258.9	5.2%

Preliminary 2020 Non-Core Guidance Assumptions (1)
(In millions, unaudited)

Year Ending
December 31, 2020
Community base rental income	$—
Rental home income	—
Resort and marina base rental income	22.0
Utility and other income	3.0
Property operating revenues	25.0

Property operating, maintenance, and real estate taxes	14.2
Property operating expenses	14.2
Income from property operations, excluding deferrals and property management	$10.8

______________________

1.
Each line item represents the mid-point of a range of possible outcomes and reflects management’s best estimate of the most likely outcome. Actual income from property operations could vary materially from amounts presented above if any of our assumptions is incorrect.

2.
Management’s estimate of the growth of property operations in the 2020 Core Properties compared to estimated 2019 performance. Represents the mid-point of a range of possible outcomes. Calculations prepared using actual results without rounding. Actual growth could vary materially from amounts presented above if any of our assumptions is incorrect.

3.	See resort base rental income table included below within this table.

3Q 2019 Supplemental information	16	Equity LifeStyle Properties, Inc.

Right-To-Use Memberships - Select Data

(Unaudited)

	2016	2017	2018	2019 (1)	2020 (1)
Member Count (2)	104,728	106,456	111,094	116,000	120,000
Thousand Trails Camping Pass (TTC) Origination	29,576	31,618	37,528	40,800	42,700
TTC Sales	12,856	14,128	17,194	19,100	20,300
RV Dealer TTC Activations	16,720	17,490	20,334	21,700	22,400
Number of annuals (3)	5,756	5,843	5,888	5,600	5,600
Number of upgrade sales (4)	2,477	2,514	2,500	2,900	3,100

(In thousands, unaudited)
Right-to-use annual payments (membership subscriptions)	$45,036	$45,798	$47,778	$51,000	$53,100
Resort base rental income from annuals	$15,413	$16,841	$18,363	$19,600	$21,100
Resort base rental income from seasonals/transients	$17,344	$18,231	$19,840	$20,400	$21,900
Upgrade contract initiations (5)	$12,312	$14,130	$15,191	$18,000	$20,000
Utility and other income	$2,442	$2,254	$2,410	$2,300	$2,000

______________________

1.
Guidance estimate. Each line item represents the mid-point of a range of possible outcomes and reflects management’s best estimate of the most likely outcome. Actual figures could vary materially from amounts presented above if any of our assumptions is incorrect.

2.	Members have entered into right-to-use contracts (membership subscriptions) with us that entitle them to use certain properties on a continuous basis for up to 21 days.

3.	Members who rent a specific site for an entire year in connection with their right-to-use contracts (membership subscriptions).

4.
Existing members who have upgraded agreements are eligible for enhanced benefits, including but not limited to longer stays, the ability to make earlier reservations, potential discounts on rental units, and potential access to additional properties. Upgrades require a non-refundable upfront payment.

5.	Revenues associated with contract upgrades, included in Right-to-use contracts current period, gross (membership upgrade sales) on our Consolidated Income Statements on page 4.

3Q 2019 Supplemental information	17	Equity LifeStyle Properties, Inc.

Market Capitalization

(In millions, except share and OP Unit data (adjusted for stock split), unaudited)

Capital Structure as of September 30, 2019

		Total Common Stock/Units	% of Total Common Stock/Units	Total	% of Total	% of Total Market Capitalization

Secured Debt				$2,086	86.7%
Unsecured Debt				320	13.3%
Total Debt (1)				$2,406	100.0%	15.8%

Common Stock		182,080,186	94.6%
OP Units		10,493,422	5.4%
Total Common Stock and OP Units		192,573,608	100.0%
Common Stock price at September 30, 2019	(2)	$66.80
Fair Value of Common Stock and OP Units				$12,864	100.0%
Total Equity				$12,864	100.0%	84.2%

Total Market Capitalization				$15,270		100.0%

______________________
1.    Excludes deferred financing costs of approximately $24.6 million.
2.     Reflects the September 30, 2019 share closing price of $133.60 on a post stock-split basis.

3Q 2019 Supplemental information	18	Equity LifeStyle Properties, Inc.

Debt Maturity Schedule

Debt Maturity Schedule as of September 30, 2019
(In thousands, unaudited)

Year	Secured Debt	Weighted Average Interest Rate	Unsecured Debt	Weighted Average Interest Rate	Total Debt	% of Total Debt	Weighted Average Interest Rate
2019	$—	—%	$—	—%	$—	—%	—%
2020	48,607	5.18%	—	—%	48,607	2.13%	5.18%
2021	169,804	5.01%	—	—%	169,804	7.43%	5.01%
2022	147,101	4.62%	—	—%	147,101	6.44%	4.62%
2023	103,552	5.05%	200,000	3.05%	303,552	13.28%	3.73%
2024	10,683	5.49%	—	—%	10,683	0.47%	5.49%
2025	101,486	3.45%	—	—%	101,486	4.44%	3.45%
2026	—	—%	—	—%	—	—%	—%
2027	—	—%	—	—%	—	—%	—%
2028	222,879	4.19%	—	—%	222,879	9.75%	4.19%
Thereafter	1,280,856	4.24%	—	—%	1,280,856	56.06%	4.24%
Total	$2,084,968	4.35%	$200,000	3.05%	$2,284,968	100.0%	4.24%

Unsecured Line of Credit (1)	—		120,000		120,000

Note Premiums	1,234		—		1,234

Total Debt	2,086,202		320,000		2,406,202

Deferred Financing Costs	(23,466)		(1,132)		(24,598)

Total Debt, net	$2,062,736		$318,868		$2,381,604		4.29%	(2)

Average Years to Maturity	13.4		3.1		12.0

______________________

1.	Reflects outstanding balance on the Line of Credit as of September 30, 2019. The Line of Credit matures in October 2021 and had an effective interest rate of 1.76% during the third quarter of 2019.
2.Reflects effective interest rate during the third quarter of 2019, including amortization of note premiums and deferred financing costs.

3Q 2019 Supplemental information	19	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures Definitions and Reconciliations

FUNDS FROM OPERATIONS (FFO). We define FFO as net income, computed in accordance with GAAP, excluding gains or losses from sales of properties, depreciation and amortization related to real estate, impairment charges, and adjustments to reflect our share of FFO of unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with our interpretation of standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We receive up-front non-refundable payments from the entry of right-to-use contracts. In accordance with GAAP, the upfront non-refundable payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of FFO does not address the treatment of non-refundable right-to-use payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO.
We believe FFO, as defined by the Board of Governors of NAREIT, is generally a measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO). We define Normalized FFO as FFO excluding the following non-operating income and expense items: a) gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs, and b) other miscellaneous non-comparable items. Normalized FFO presented herein is not necessarily comparable to Normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount.
FUNDS AVAILABLE FOR DISTRIBUTION (FAD). We define FAD as Normalized FFO less non-revenue producing capital expenditures.
We believe that FFO, Normalized FFO and FAD are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of gains or losses from sales of properties, depreciation and amortization related to real estate, impairment charges, which are based on historical costs and may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our operations. For example, we believe that excluding the early extinguishment of debt, property acquisition and other transaction costs related to mergers and acquisitions from Normalized FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.
INCOME FROM PROPERTY OPERATIONS, EXCLUDING DEFERRALS AND PROPERTY MANAGEMENT. We define Income from property operations, excluding deferrals and property management as rental income, utility and other income and right-to-use income less property and rental home operating and maintenance expenses, real estate taxes, sales and marketing expenses, excluding property management and the GAAP deferral of right-to-use contract upfront payments and related commissions, net. For comparative purposes, we present bad debt expense within Property operating, maintenance and real estate taxes in the current and prior periods. We believe that this Non-GAAP financial measure is helpful to investors and analysts as a measure of the operating results of our manufactured home and RV communities.

3Q 2019 Supplemental information	20	Equity LifeStyle Properties, Inc.

The following table reconciles Net income available for Common Stockholders to Income from property operations:

	Quarters Ended September 30,		Nine Months Ended September 30,
(amounts in thousands)	2019	2018	2019	2018
Net income available for Common Stockholders	$64,461	$56,070	$224,171	$162,429
Redeemable perpetual preferred stock dividends	—	—	8	8
Income allocated to non-controlling interests – Common OP Units	3,715	3,590	13,617	10,569
Equity in income of unconsolidated joint ventures	(3,518)	(788)	(8,277)	(3,596)
Income before equity in income of unconsolidated joint ventures	64,658	58,872	229,519	169,410
Gain on sale of real estate, net	—	—	(52,507)	—
Right-to-use contract upfront payments, deferred, net	3,530	2,883	8,213	6,189
Gross revenues from home sales	(8,438)	(9,339)	(22,738)	(26,753)
Brokered resale and ancillary services revenues, net	(2,133)	(1,362)	(4,564)	(3,380)
Interest income	(1,831)	(1,846)	(5,385)	(5,658)
Income from other investments, net	(7,029)	(5,421)	(8,894)	(9,774)
Right-to-use contract commissions, deferred, net	(313)	(458)	(893)	(744)
Property management	14,605	13,589	42,675	40,742
Depreciation and amortization	37,032	34,980	112,785	101,699
Cost of home sales	8,434	9,742	23,230	27,948
Home selling expenses	1,033	1,101	3,218	3,149
General and administrative	8,710	8,816	27,844	26,523
Other expenses	1,460	386	2,427	1,096
Early debt retirement	—	—	1,491	—
Interest and related amortization	25,547	26,490	77,964	78,478
Income from property operations, excluding deferrals and property management	145,265	138,433	434,385	408,925
Right-to-use contracts, upfront payments and commissions, deferred, net	(3,217)	(2,425)	(7,320)	(5,445)
Property management	(14,605)	(13,589)	(42,675)	(40,742)
Income from property operations	$127,443	$122,419	$384,390	$362,738
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre) AND ADJUSTED EBITDAre. We define EBITDAre as net income or loss excluding interest income and expense, income taxes, depreciation and amortization, gains or losses from sales of properties, impairments charges, and adjustments to reflect our share of EBITDAre of unconsolidated joint ventures. We compute EBITDAre in accordance with our interpretation of the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We receive up-front non-refundable payments from the entry of right-to-use contracts. In accordance with GAAP, the upfront non-refundable payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of EBITDAre does not address the treatment of non-refundable right-to-use payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of EBITDAre.
We define Adjusted EBITDAre as EBITDAre excluding non-operating income and expense items such as gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs, and other miscellaneous non-comparable items.
We believe that EBITDAre and Adjusted EBITDAre may be useful to an investor in evaluating our operating performance and liquidity because the measures are widely used to measure the operating performance of an equity REIT.

3Q 2019 Supplemental information	21	Equity LifeStyle Properties, Inc.

The following table reconciles Consolidated net income to EBITDAre and Adjusted EBITDAre:

	Quarters Ended September 30,		Nine Months Ended September 30,
(amounts in thousands)	2019	2018	2019	2018
Consolidated net income	$68,176	$59,660	$237,796	$173,006
Interest income	(1,831)	(1,846)	(5,385)	(5,658)
Right-to-use contract upfront payments, deferred, net	3,530	2,883	8,213	6,189
Right-to-use contract commissions, deferred, net	(313)	(458)	(893)	(744)
Real estate depreciation and amortization	37,032	34,980	112,785	101,699
Other depreciation and amortization	460	386	1,336	1,096
Interest and related amortization	25,547	26,490	77,964	78,478
Gain on sale of real estate, net	—	—	(52,507)	—
Adjustments to our share of EBITDAre of unconsolidated joint ventures	259	1,214	2,858	3,125
EBITDAre	132,860	123,309	382,167	357,191
Early debt retirement	—	—	2,085	—
Insurance proceeds due to catastrophic weather event	(5,856)	(3,833)	(6,205)	(5,925)
Adjusted EBITDAre	$127,004	$119,476	$378,047	$351,266
CORE. The Core properties include properties we owned and operated during all of 2018 and 2019. We believe Core is a measure that is useful to investors for annual comparison as it removes the fluctuations associated with acquisitions, dispositions and significant transactions or unique situations.
NON-CORE. The Non-Core properties include all properties that were not owned and operated during all of 2018 and 2019. This includes, but is not limited to, four properties and the Loggerhead marinas acquired and five properties sold during 2019, five properties acquired during 2018 and Fiesta Key and Sunshine Key RV Resorts.
INCOME FROM RENTAL OPERATIONS, NET OF DEPRECIATION. We use Income from rental operations, net of depreciation as an alternative measure to evaluate the operating results of our home rental program. Income from rental operations, net of depreciation, represents income from rental operations less depreciation expense on rental homes. We believe this measure is meaningful for investors as it provides a complete picture of the home rental program operating results, including the impact of depreciation, which affects our home rental program investment decisions.
NON-REVENUE PRODUCING IMPROVEMENTS. Represents capital expenditures that will not directly result in increased revenue or expense savings and are primarily comprised of common area improvements, furniture and mechanical improvements.
FIXED CHARGES. Fixed charges consist of interest expense, amortization of note premiums and debt issuance costs.

3Q 2019 Supplemental information	22	Equity LifeStyle Properties, Inc.